Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
FOURTH QUARTER 2014 RESULTS

LAKE ZURICH, ILLINOIS, February 11, 2015 - ACCO Brands Corporation (NYSE: ACCO), a world leader in branded school, office and consumer products, today reported its fourth quarter results for the period ended December 31, 2014.

"I am pleased with our performance in the fourth quarter and for the year. We delivered strong annual earnings improvement, generated $146 million of free cash flow, initiated a share buyback program and further reduced our leverage," said Boris Elisman, president and chief executive officer, ACCO Brands. "In 2015, while facing challenging currency headwinds, we are well positioned to again generate strong free cash flow supported by productivity improvements and sustained market share gains."

Fourth Quarter Results

Net sales decreased 9% to $459.9 million from $503.7 million in the prior-year quarter. On a constant currency basis, sales decreased 5%. Net income was $43.9 million, or $0.38 per share, compared to net income of $50.2 million, or $0.43 per share, in the prior-year quarter. Adjusted net income decreased 7% to $41.5 million, or $0.36 per share, from $44.8 million, or $0.39 per share, in the prior-year quarter. The decrease is the result of unfavorable foreign exchange and lower sales which were partially offset by cost savings and productivity improvements. The current-year quarter included a $0.02 negative impact from foreign exchange.

Business Segment Highlights

ACCO Brands North America - Sales decreased 6% to $253.5 million from $269.6 million in the prior-year quarter. On a constant currency basis, sales decreased 5% driven primarily by declines with a large customer that recently merged. Operating income was $42.7 million compared to $36.6 million in the prior-year quarter. Adjusted operating income decreased 1% to $46.0 million from $46.3 million in the prior-year quarter, primarily due to the decline in sales which was partially offset by cost savings and productivity improvements.

ACCO Brands International - Sales decreased 9% to $170.6 million from $188.3 million in the prior-year quarter. On a constant currency basis, sales decreased 1%, primarily due to declines in Europe. Operating income was $31.0 million compared to $34.2 million in the prior-year quarter. Adjusted operating income decreased 11% to $31.5 million from $35.4 million in the prior-year quarter, primarily due to the negative effects of foreign exchange and lower sales.

Computer Products - Sales decreased 22% to $35.8 million, from $45.8 million in the prior-year quarter, due to lower tablet accessory sales resulting from our de-emphasis of commoditized products. On a constant currency basis, sales decreased 18%. Operating income decreased to $3.2 million from $4.6 million in the prior-year quarter. Adjusted operating income was $3.1 million compared to $5.4 million in the prior-year quarter. The decline was due to lower sales and foreign exchange.

Twelve Month Results

Net sales decreased 4% to $1,689.2 million from $1,765.1 million in the prior year. On a constant currency basis sales decreased 2% primarily due to declines with a large customer that recently merged. Net income was $91.6 million, or $0.79 per share. This compared to net income of $77.1 million, or $0.67 per share, in the prior-year period. Adjusted net income increased 6% to $93.1 million, or $0.80 per share, from $87.7 million, or $0.76 per share, in the prior-year period. The improvement primarily was the result of cost savings, productivity improvements and lower interest expense. The current year included a $0.03 negative impact from foreign exchange. The company generated $145.9 million of free cash flow in the year, of which $120.1 million was used to reduce debt and $21.9 million was used to repurchase 3.1 million shares of its common stock.

Business Outlook

The company expects 2015 sales to decline in the mid-single digits, before the negative effects of foreign currency. However, assuming current foreign currency rates, the company expects sales to decline in the high-single or low-double digits. The company expects 2015 adjusted earnings per share of $0.78-$0.82 before the negative effects of currency, but including the negative effects of foreign currency of approximately $0.08, adjusted earnings per share are expected to be $0.70-$0.74. The company expects free cash flow of approximately $140 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis in this earnings release, we provide investors with certain non-GAAP financial measures, including “adjusted” financial measures, earnings before interest, taxes and depreciation (“EBITDA”), free cash flow and net sales at constant currency. See our Supplemental Reconciliations of Adjusted Results, Supplemental Reconciliations of Operating Income to Adjusted EBITDA from Continuing Operations, Supplemental Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow, Supplemental Business Segment Information and Reconciliation and our Supplemental Net Sales Change Analysis, for a description of each of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure for each of the periods presented herein. We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. Adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results; such as unusual tax items, restructuring and integration charges, goodwill or other intangible asset impairment charges, foreign currency fluctuation, and other one-time or non-recurring items. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded school, office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements which may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties and are made as of the date hereof and we undertake no obligation to update them. In particular, our business outlook is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry, as well as other factors described below.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of large and sophisticated customers, and the impact of the loss or bankruptcy of a major customer or a substantial reduction in business from a major customer due to their loss of market share or otherwise; the consolidation of our customers, including the merger of Office Depot and OfficeMax in late 2013 and the recently announced acquisition of Office Depot by Staples; challenges related to the highly competitive business segments in which we operate, including, without limitation, decisions made by our major customers to expand the sourcing of their own private label products or otherwise change product assortments, decisions by our competitors to take advantage of low entry barriers to expand their production or lower prices, and decisions made by end-users of our products to purchase lowered-priced, substitute or alternative products; our ability to anticipate the changing needs of our customers and end-users in a market where many of our product categories are affected by continuous improvements in technology and shortened product life cycles and others are experiencing secular declines; our ability to meet the competitive challenges faced by our Computer Products business which is characterized by rapid change, including changes in technology, short product life cycles and a dependency on the introduction by third party manufacturers of new equipment to drive demand for the accessories it sells; commercial and consumer spending decisions during periods of economic uncertainty or weakness; our ability to realize the sales synergies, growth opportunities and other potential benefits of the acquisition of the Mead Consumer and Office Products business; our ability to successfully expand our business in new, developing and emerging markets and sales channels which could create exposure to unstable political conditions, civil unrest or economic uncertainty; any material failure, inadequacy or interruption in our information technology systems; our failure to remediate the material weakness in our information technology general controls; regulatory requirements, litigation, regulatory actions or other legal proceedings; the risks associated with outsourcing production of certain of our products to suppliers in China and other Asia-Pacific countries; the decline in the use of paper-based dated time management and productivity tools; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities; risks associated with our substantial indebtedness, including limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; risks associated with seasonality, and foreign currency, interest rate and raw material and labor cost fluctuations; the impact of pension costs; any impairment of our goodwill or other intangible assets; our ability to secure, protect and maintain our intellectual property rights; our ability to retain key employees; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$53.2	$53.5
Accounts receivable, net	420.5	471.9
Inventories	229.9	254.7
Deferred income taxes	39.4	33.5
Other current assets	35.8	28.1
Total current assets	778.8	841.7
Total property, plant and equipment	547.7	548.5
Less accumulated depreciation	(312.2)	(295.2)
Property, plant and equipment, net	235.5	253.3
Deferred income taxes	31.7	37.3
Goodwill	544.9	568.3
Identifiable intangibles, net	571.4	607.0
Other non-current assets	64.1	75.3
Total assets	$2,226.4	$2,382.9
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$0.8	$—
Current portion of long-term debt	0.8	0.1
Accounts payable	159.1	177.9
Accrued compensation	36.6	32.0
Accrued customer program liabilities	111.8	123.6
Accrued interest	6.5	7.0
Other current liabilities	79.8	104.5
Total current liabilities	395.4	445.1
Long-term debt	799.0	920.8
Deferred income taxes	172.2	169.1
Pension and post-retirement benefit obligations	100.5	61.7
Other non-current liabilities	78.3	83.9
Total liabilities	1,545.4	1,680.6
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(5.9)	(3.5)
Paid-in capital	2,031.5	2,035.0
Accumulated other comprehensive loss	(292.6)	(185.6)
Accumulated deficit	(1,053.1)	(1,144.7)
Total stockholders' equity	681.0	702.3
Total liabilities and stockholders' equity	$2,226.4	$2,382.9

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$459.9	$503.7	$1,689.2	$1,765.1
Cost of products sold	303.0	333.6	1,159.3	1,217.2
Gross profit	156.9	170.1	529.9	547.9

Operating costs and expenses:
Advertising, selling, general and administrative expenses	79.2	85.1	328.6	347.3
Amortization of intangibles	5.3	6.0	22.2	24.7
Restructuring charges	3.9	12.2	5.5	30.1
Total operating costs and expenses	88.4	103.3	356.3	402.1

Operating income	68.5	66.8	173.6	145.8

Non-operating expense (income):
Interest expense	12.5	13.7	49.5	59.0
Interest income	(0.9)	(0.7)	(5.6)	(4.3)
Equity in earnings of joint ventures	(2.8)	(2.3)	(8.1)	(8.2)
Other expense (income), net	0.5	(2.0)	0.8	7.6

Income from continuing operations before income tax	59.2	58.1	137.0	91.7
Income tax expense	15.3	7.8	45.4	14.4
Income from continuing operations	43.9	50.3	91.6	77.3
Loss from discontinued operations, net of income taxes	—	(0.1)	—	(0.2)
Net income	$43.9	$50.2	$91.6	$77.1

Per share:
Basic income per share:
Income from continuing operations	$0.39	$0.44	$0.81	$0.68
Loss from discontinued operations	$—	$—	$—	$—
Basic income per share	$0.39	$0.44	$0.81	$0.68

Diluted income per share:
Income from continuing operations	$0.38	$0.43	$0.79	$0.67
Loss from discontinued operations	$—	$—	$—	$—
Diluted income per share	$0.38	$0.43	$0.79	$0.67

Weighted average number of shares outstanding:
Basic	112.2	113.7	113.7	113.5
Diluted	115.1	116.0	116.3	115.7

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
(in millions of dollars)	2014	2013
Operating activities
Net income	$91.6	$77.1
Loss (gain) on disposal of assets	0.8	(4.1)
Deferred income tax provision	20.6	(0.7)
Release of tax valuation allowance	—	(11.6)
Depreciation	35.3	39.9
Other non-cash charges	0.7	1.2
Amortization of debt issuance costs	4.6	6.2
Amortization of intangibles	22.2	24.7
Stock-based compensation	15.7	16.4
Loss on debt extinguishment	—	9.4
Equity in earnings of joint ventures, net of dividends received	(2.4)	(2.7)
Changes in balance sheet items:
Accounts receivable	20.4	0.5
Inventories	11.6	6.5
Other assets	(6.1)	0.1
Accounts payable	(10.1)	26.8
Accrued expenses and other liabilities	(28.9)	9.0
Accrued income taxes	(4.3)	(4.2)
Net cash provided by operating activities	171.7	194.5
Investing activities
Additions to property, plant and equipment	(29.6)	(36.6)
Payments related to the sale of discontinued operations	—	(1.5)
Proceeds from the disposition of assets	3.8	6.1
Cost of acquisitions, net of cash acquired	—	(1.3)
Net cash used by investing activities	(25.8)	(33.3)
Financing activities
Proceeds from long-term borrowings	—	530.0
Repayments of long-term debt	(121.1)	(679.5)
Borrowings (repayments) of notes payable, net	1.0	(0.7)
Payments for debt issuance costs	(0.3)	(4.3)
Repurchases of common stock	(19.4)	—
Payments related to tax withholding for share-based compensation	(2.5)	(1.0)
Proceeds from the exercise of stock options	0.3	—
Net cash used by financing activities	(142.0)	(155.5)
Effect of foreign exchange rate changes on cash and cash equivalents	(4.2)	(2.2)
Net (decrease) increase in cash and cash equivalents	(0.3)	3.5
Cash and cash equivalents
Beginning of the period	53.5	50.0
End of the period	$53.2	$53.5

ACCO Brands Corporation and Subsidiaries
Supplemental Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended December 31, 2014				Three Months Ended December 31, 2013
		Adjusted				Adjusted			% Change	% Change
	Reported	Items (A)		Adjusted	Reported	Items (A)		Adjusted	Reported	Adjusted
Net sales	$459.9				$503.7				(9)%
Cost of products sold	303.0				333.6				(9)%
Gross profit	156.9				170.1				(8)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	79.2				85.1				(7)%
Amortization of intangibles	5.3				6.0				(12)%
Restructuring charges	3.9	(3.9)	(A.2)	—	12.2	(12.2)	(A.2)	—	(68)%	NM
Total operating costs and expenses	88.4	(3.9)		84.5	103.3	(12.2)		91.1	(14)%	(7)%

Operating income	68.5	3.9		72.4	66.8	12.2		79.0	3%	(8)%
Non-operating expense (income):
Interest expense	12.5	(0.8)	(A.3)	11.7	13.7	(0.8)	(A.3)	12.9	(9)%	(9)%
Interest income	(0.9)				(0.7)				29%
Equity in earnings of joint ventures	(2.8)	—			(2.3)				22%
Other expense (income), net	0.5	—			(2.0)	2.0	(A.4)	—	125%	NM
Income from continuing operations before income tax	59.2	4.7		63.9	58.1	11.0		69.1	2%	(8)%
Income tax expense	15.3	7.1	(A.5)	22.4	7.8	16.4	(A.5)	24.2	96%	(7)%
Income from continuing operations	43.9	(2.4)		41.5	50.3	(5.4)		44.9	(13)%	(8)%
Loss from discontinued operations, net of income taxes	—				(0.1)
Net income	$43.9	$(2.4)		$41.5	$50.2	$(5.4)		$44.8	(13)%	(7)%

Per share:
Diluted income per share	$0.38			$0.36	$0.43			$0.39	(12)%	(8)%

Weighted average number of shares outstanding:
Diluted	115.1				116.0

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31, 2014		Three Months Ended December 31, 2013
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	34.1%		33.8%
Advertising, selling, general and administrative	17.2%		16.9%
Operating income	14.9%	15.7%	13.3%	15.7%
Income from continuing operations before income tax	12.9%	13.9%	11.5%	13.7%
Net income	9.5%	9.0%	10.0%	8.9%
Income tax rate	25.8%	35.0%	13.4%	35.0%

ACCO Brands Corporation and Subsidiaries
Supplemental Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Twelve Months Ended December 31, 2014				Twelve Months Ended December 31, 2013
		Adjusted				Adjusted			% Change	% Change
	Reported	Items (A)		Adjusted	Reported	Items (A)		Adjusted	Reported	Adjusted
Net sales	$1,689.2				$1,765.1				(4)%
Cost of products sold	1,159.3				1,217.2				(5)%
Gross profit	529.9				547.9				(3)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	328.6				347.3	(4.4)	(A.1)	342.9	(5)%	(4)%
Amortization of intangibles	22.2				24.7				(10)%
Restructuring charges	5.5	(5.5)	(A.2)	—	30.1	(30.1)	(A.2)	—	(82)%	NM
Total operating costs and expenses	356.3	(5.5)		350.8	402.1	(34.5)		367.6	(11)%	(5)%

Operating income	173.6	5.5		179.1	145.8	34.5		180.3	19%	(1)%
Non-operating expense (income):
Interest expense	49.5	(0.7)	(A.3)	48.8	59.0	(1.6)	(A.3)	57.4	(16)%	(15)%
Interest income	(5.6)				(4.3)				30%
Equity in earnings of joint ventures	(8.1)				(8.2)				(1)%
Other expense, net	0.8				7.6	(7.4)	(A.4)	0.2	(89)%	300%
Income from continuing operations before income tax	137.0	6.2		143.2	91.7	43.5		135.2	49%	6%
Income tax expense	45.4	4.7	(A.5)	50.1	14.4	32.9	(A.5)	47.3	215%	6%
Income from continuing operations	91.6	1.5		93.1	77.3	10.6		87.9	18%	6%
Loss from discontinued operations, net of income taxes	—				(0.2)
Net income	$91.6	$1.5		$93.1	$77.1	$10.6		$87.7	19%	6%

Per share:
Diluted income per share	$0.79			$0.80	$0.67			$0.76	18%	5%

Weighted average number of shares outstanding:
Diluted	116.3				115.7

Statistics (as a % of Net sales, except Income tax rate)
	Twelve Months Ended December 31, 2014		Twelve Months Ended December 31, 2013
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.4%		31.0%
Advertising, selling, general and administrative	19.5%		19.7%	19.4%
Operating income	10.3%	10.6%	8.3%	10.2%
Income from continuing operations before income tax	8.1%	8.5%	5.2%	7.7%
Net income	5.4%	5.5%	4.4%	5.0%
Income tax rate	33.1%	35.0%	15.7%	35.0%

ACCO Brands Corporation and Subsidiaries

Notes for Supplemental Reconciliation of Adjusted Results (Unaudited)

A.
“Adjusted” results exclude all unusual tax items, restructuring and integration charges, in order to provide a comparison of underlying results of operations; in addition, taxes have been recalculated at a normalized tax rate.

1.	Represents integration charges.

2.	Represents restructuring costs.

3.	Primarily represents the adjustments related to accelerated amortization of debt origination costs resulting from accelerated bank debt repayments.

4.	Represents the reversal of the loss on debt extinguishment and other costs associated with the Company's refinancing in Q2 of 2013 and a bargain purchase gain on a acquisition in Q4 of 2013.

5.
Adjustment primarily reflects the tax effect of the adjustments outlined in items A.1-4 above and adjusts the company's effective tax rate to a normalized rate of 35%. The Company's principal remaining tax valuation allowance for the Netherlands was reversed during the first quarter of 2013. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions.

Supplemental Reconciliation of Operating Income to Adjusted EBITDA from Continuing Operations (Unaudited)
(In millions of dollars)

“Adjusted Supplemental EBITDA” represents adjusted operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income. The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Operating income	$68.5	$66.8	3%	$173.6	$145.8	19%
Integration charges	—	—	NM	—	4.4	(100)%
Restructuring charges	3.9	12.2	(68)%	5.5	30.1	(82)%
Adjusted operating income from continuing operations	72.4	79.0	(8)%	179.1	180.3	(1)%
Depreciation	8.5	9.5	(11)%	35.3	39.9	(12)%
Amortization of intangibles	5.3	6.0	(12)%	22.2	24.7	(10)%
Stock-based compensation expense	4.1	4.7	(13)%	15.7	16.4	(4)%
Joint venture income	2.8	2.3	22%	8.1	8.2	(1)%
Adjusted EBITDA from continuing operations	$93.1	$101.5	(8)%	$260.4	$269.5	(3)%

Adjusted EBITDA from continuing operations as a % of Net Sales	20.2%	20.2%		15.4%	15.3%

Supplemental Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow (Unaudited)
(In millions of dollars)

“Free Cash Flow” represents cash flow from operating activities less additions to property, plant and equipment, net of proceeds from the disposition of assets. The following table sets forth a reconciliation of reported net cash provided by operating activities in accordance with GAAP to Free Cash Flow.

Twelve Months Ended December 31, 2014
Net cash provided by operating activities	$171.7

Net cash provided (used) by:
Additions to property, plant and equipment	(29.6)
Proceeds from the disposition of assets	3.8
Free cash flow	145.9

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2014					2013					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$171.4	$(1.5)	$0.3	$(1.2)	(0.7)%	$189.0	$(8.2)	$5.7	$(2.5)	(1.3)%	$(17.6)	(9)%	$1.3	52%	60
ACCO Brands International	124.3	7.6	0.5	8.1	6.5%	126.2	4.0	4.6	8.6	6.8%	$(1.9)	(2)%	(0.5)	(6)%	(30)
Computer Products	33.7	1.9	0.3	2.2	6.5%	36.8	2.8	0.6	3.4	9.2%	$(3.1)	(8)%	(1.2)	(35)%	(270)
Corporate	—	(8.6)	—	(8.6)		—	(7.8)	—	(7.8)		—		(0.8)
Total	$329.4	$(0.6)	$1.1	$0.5	0.2%	$352.0	$(9.2)	$10.9	$1.7	0.5%	$(22.6)	(6)%	$(1.2)	(71)%	(30)

Q2:
ACCO Brands North America	$283.7	$49.0	$0.2	$49.2	17.3%	$286.9	$33.7	$7.1	$40.8	14.2%	$(3.2)	(1)%	$8.4	21%	310
ACCO Brands International	111.3	5.2	—	5.2	4.7%	116.1	10.5	(0.2)	10.3	8.9%	$(4.8)	(4)%	(5.1)	(50)%	(420)
Computer Products	32.7	0.4	—	0.4	1.2%	37.2	2.9	0.7	3.6	9.7%	$(4.5)	(12)%	(3.2)	(89)%	(850)
Corporate	—	(10.7)	(0.2)	(10.9)		—	(9.2)	0.2	(9.0)		—		(1.9)
Total	$427.7	$43.9	$—	$43.9	10.3%	$440.2	$37.9	$7.8	$45.7	10.4%	$(12.5)	(3)%	$(1.8)	(4)%	(10)

Q3:
ACCO Brands North America	$297.4	$50.5	$(0.5)	$50.0	16.8%	$295.9	$36.1	$2.6	$38.7	13.1%	$1.5	1%	$11.3	29%	370
ACCO Brands International	140.7	19.1	0.1	19.2	13.6%	136.0	17.8	0.9	18.7	13.8%	$4.7	3%	0.5	3%	(20)
Computer Products	34.1	2.7	0.9	3.6	10.6%	37.3	3.4	—	3.4	9.1%	$(3.2)	(9)%	0.2	6%	150
Corporate	—	(10.5)	—	(10.5)		—	(7.0)	0.1	(6.9)		—		(3.6)
Total	$472.2	$61.8	$0.5	$62.3	13.2%	$469.2	$50.3	$3.6	$53.9	11.5%	$3.0	1%	$8.4	16%	170

Q4:
ACCO Brands North America	$253.5	$42.7	$3.3	$46.0	18.1%	$269.6	$36.6	$9.7	$46.3	17.2%	$(16.1)	(6)%	$(0.3)	(1)%	90
ACCO Brands International	170.6	31.0	0.5	31.5	18.5%	188.3	34.2	1.2	35.4	18.8%	$(17.7)	(9)%	(3.9)	(11)%	(30)
Computer Products	35.8	3.2	(0.1)	3.1	8.7%	45.8	4.6	0.8	5.4	11.8%	$(10.0)	(22)%	(2.3)	(43)%	(310)
Corporate	—	(8.4)	0.2	(8.2)		—	(8.6)	0.5	(8.1)		—		(0.1)
Total	$459.9	$68.5	$3.9	$72.4	15.7%	$503.7	$66.8	$12.2	$79.0	15.7%	$(43.8)	(9)%	$(6.6)	(8)%	—

Full Year:
ACCO Brands North America	$1,006.0	$140.7	$3.3	$144.0	14.3%	$1,041.4	$98.2	$25.1	$123.3	11.8%	$(35.4)	(3)%	$20.7	17%	250
ACCO Brands International	546.9	62.9	1.1	64.0	11.7%	566.6	66.5	6.5	73.0	12.9%	$(19.7)	(3)%	(9.0)	(12)%	(120)
Computer Products	136.3	8.2	1.1	9.3	6.8%	157.1	13.7	2.1	15.8	10.1%	$(20.8)	(13)%	(6.5)	(41)%	(330)
Corporate	—	(38.2)	—	(38.2)		—	(32.6)	0.8	(31.8)		—		(6.4)
Total	$1,689.2	$173.6	$5.5	$179.1	10.6%	$1,765.1	$145.8	$34.5	$180.3	10.2%	$(75.9)	(4)%	$(1.2)	(1)%	40

(A) See "Notes for Supplemental Reconciliation of Adjusted Results (Unaudited)" for a description of adjusted items on page 10.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	Percent Change - Sales
	GAAP	Non-GAAP
			Constant
			Currency
	Net Sales	Currency	Net Sales
	Change	Translation	Change (A)	Price	$ Volume/Mix
Q1 2014:
ACCO Brands North America	(9.4)%	(1.3)%	(8.1)%	0.6%	(8.7)%
ACCO Brands International	(1.5)%	(7.3)%	5.8%	2.4%	3.4%
Computer Products	(8.4)%	0.3%	(8.7)%	(4.9)%	(3.8)%
Total	(6.4)%	(3.3)%	(3.1)%	0.7%	(3.8)%

Q2 2014:
ACCO Brands North America	(1.1)%	(1.0)%	(0.1)%	1.4%	(1.5)%
ACCO Brands International	(4.1)%	(0.9)%	(3.2)%	4.1%	(7.3)%
Computer Products	(12.1)%	1.1%	(13.2)%	(3.0)%	(10.2)%
Total	(2.8)%	(0.8)%	(2.0)%	1.7%	(3.7)%

Q3 2014:
ACCO Brands North America	0.5%	(0.7)%	1.2%	2.1%	(0.9)%
ACCO Brands International	3.5%	0.8%	2.7%	3.2%	(0.5)%
Computer Products	(8.6)%	(0.3)%	(8.3)%	(3.5)%	(4.8)%
Total	0.6%	(0.2)%	0.8%	2.0%	(1.2)%

Q4 2014:
ACCO Brands North America	(6.0)%	(0.9)%	(5.1)%	1.8%	(6.9)%
ACCO Brands International	(9.4)%	(8.0)%	(1.4)%	2.5%	(3.9)%
Computer Products	(21.8)%	(3.7)%	(18.1)%	(2.8)%	(15.3)%
Total	(8.7)%	(3.8)%	(4.9)%	1.6%	(6.5)%

2014 YTD:
ACCO Brands North America	(3.4)%	(0.9)%	(2.5)%	1.6%	(4.1)%
ACCO Brands International	(3.5)%	(4.3)%	0.8%	3.0%	(2.2)%
Computer Products	(13.2)%	(0.8)%	(12.4)%	(3.5)%	(8.9)%
Total	(4.3)%	(2.0)%	(2.3)%	1.6%	(3.9)%
(A) Current period foreign operation sales translated at prior year currency rates.